UNITED STATES
              SECURITIES  AND  EXCHANGE  COMMISSION
                     WASHINGTON  D.C.  20549


                             FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                   GK INTELLIGENT SYSTEMS, INC.
      (Exact name of registrant as specified in its charter)


                  Delaware                            76-0513297
                 ---------                            ----------
       (State or other jurisdiction                 (IRS Employer
       of incorporation or organization)          Identification No.)


            2606 Yorktown Place Houston, Texas 77056
                    Telephone:  (713) 626-1504
                          --------------
       (Address, Including Zip Code and Telephone Number,
                 of Principal Executive Offices)


                         CORPORATE CONSULTING AGREEMENTS
                            (Full Title of the Plan)


                         Gary F. Kimmons
                    Chief Executive Officer
            2606 Yorktown Place Houston, Texas 77056
                    Telephone:  (713) 626-1504
               (Name, Address and Telephone Number,
            including Area Code, of Agent for Service)




                 CALCULATION OF REGISTRATION FEE

                                  Proposed     Proposed
Title of                          maximum      maximum
each class of                     offering     aggregate       Amount of
securities to      Amount to be   price        offering        registration
be registered      registered     per share    price           fee
-----------------  -------------  -----------  --------------  ---------------
Common Stock,
$.001 Par Value    40,000,000     $0.03        $ 1,200,000     $152.04

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) The price of $0.03 per share, which was the average of the high and low prices of the Registrant's Common Stock, as reported on the Over-The-Counter Bulletin Board on October 14, 2004 is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

                              PART I
       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION

Pursuant to the Note to Part I of the Form S-8, the information required by
Part I is not filed with the Securities and Exchange Commission.

ITEM 2.  REGISTRANT INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

The Registrant will provide without charge to each person to whom a copy of a
Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to GK INTELLIGENT SYSTEMS, 2606 Yorktown Place Houston, Texas 77056.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


     The following documents are incorporated by reference in this registration statement.

     a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, as amended, filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB, as amended, referred to in (a) above.

     c) The description of the common stock, $.001 par value per share (the "Common Stock") of the Registrant is contained in the Registrant's annual report on Form 10-KSB.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.  INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     No expert or counsel will receive a direct or indirect interest in our company or was our promoter, underwriter, voting trustee, director or officer or employee. Nor does any expert or counsel have any contingent based agreement with us or any other interest in or connection to us.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IX of our Amended and Restated Certificate of Incorporation provides that members of our Board of Directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

     . for any breach of the director's duty of loyalty to the corporation or its stockholders;
     . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     . under Section 174 of the General Corporation Law of the State of Delaware (relating to distributions by insolvent corporations); or
     . for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and By-laws also provide that we may indemnify our directors and officers to the fullest extent permitted by Delaware law. A right of indemnification shall continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our Certificate of Incorporation and By-laws will not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our Certificate of Incorporation By-laws, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not  applicable.


ITEM 8.  EXHIBITS

Exhibit  No.  Description
------------  -----------

5.1   Opinion of Amy Trombly,  Esq.

23.1  Consent of HJ & Associates, LLC.

23.2  Consent of Counsel (included in Exhibit 5.1 hereto).

99.1 Third Amended and Restated Consulting Agreement between the Registrant and Ted Davis, dated October 11, 2004.

99.2 Third Amended and Restated Consulting Agreement between the Registrant and D. Scott Elliot, dated October 11, 2004.

99.3 Consulting Agreement between the Registrant and Richard Russotto, dated September 13, 2004.

99.4 Third Amended and Restated Consulting Agreement between the Registrant and Lisa L. Fincher, dated October 11, 2004.

99.5 Second Amended and Restated Consulting Agreement between the Registrant and Jon Pearman, dated October 11, 2004.

99.6 Second Amended and Restated Consulting Agreement between the Registrant and Harvey Levin, dated October 11, 2004.


ITEM 9.   UNDERTAKINGS

(a)  The  Registrant  hereby  undertakes:

     1. To file, during any period in which it offers or sells securities are being made, a post-effective amendment to this registration statement to:

          (i) Include any additional or changed material information with respect to the plan of distribution.

     2. For determining liability under the Securities Act of 1933, that each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on the 19th day of October, 2004.


                              GK INTELLIGENT SYSTEMS, INC.




                              By:  /s/  Gary F. Kimmons
                              --------------------------
                              Gary F. Kimmons
                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

          TITLE                                     DATE
          -----                                     ----

  /s/  Gary F. Kimmons
 -------------------------
 Chairman  of  the  Board,                      October 19, 2004
 Chief  Executive  Officer,
 Chief Financial Officer
 and President



 /s/ Dick Meador                                October 19, 2004
 --------------------------
 Dick Meador
 Director


 /s/  Kathryn Kimmons                           October 19, 2004
 --------------------------
 Kathryn Kimmons
 Secretary and Director